Exhibit 3.1

FORM NO. 6	Registration No. 51936

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 20th day of October 2016

GoodBulk Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 20th day of October 2016

/s/ Maria Boodram
Maria Boodram
For Registrar of Companies